Exhibit 10.3

STOCKHOLDER’S AGREEMENT

This Stockholder’s Agreement (this “Agreement”) is made and entered into as of the date below by and among FX Alliance Inc., a Delaware corporation (the “Company”) and Gerald D. Putnam, Jr. (the “Common Holder”) in respect of Common Stock of the Company (“Common Stock”) the Common Holder has acquired, or may in the future acquire, including by purchase from the Company as the result of the exercise of options granted under the FX Alliance Inc. 2006 Stock Option Plan of the Company or otherwise. The Company and the Common Holder (individually referred to herein as a “party” and collectively referred to herein as the “parties”) hereby agree as follows:

1.             Voting Provisions.

(a)           Bring Along Right. In the event that the Board of Directors of the Company (the “Board”), together with the holders of at least a majority of the Common Stock and the Series A Preferred Stock then-outstanding (voting together as a single class and on an as-converted basis), approves (by means of one transaction or a series of related transactions) a sale, transfer or disposition (whether by merger, consolidation, purchase or otherwise) to a person or group of affiliated persons (other than an underwriter of the Company’s securities) of all of the Company’s voting capital stock not then held by such person or affiliated group of persons (a “Sale of the Company”), then the Common Holder with respect to all securities of the Company which it owns or otherwise exercises voting or dispositive authority:

i.            in the event such transaction is to be brought to a vote at a stockholder meeting, after receiving proper notice of any meeting of stockholders of the Company to vote on the approval of a Sale of the Company, agrees that it shall be present, in person or by proxy, as a holder of shares of voting securities, at all such meetings and be counted for the purposes of determining the presence of a quorum at such meetings;

ii.           agrees that it shall vote (in person, by proxy or by action by written consent, as applicable) all shares of the capital stock (or other voting securities) of the Company as to which it has beneficial ownership in favor of such Sale of the Company and in opposition of any and all other proposals that could reasonably be expected to delay or impair the consummation of such Sale of the Company;

iii.          agrees that it shall refrain from exercising any dissenters’ rights or rights of appraisal under applicable law at any time with respect to such Sale of the Company;

iv.          agrees that it shall execute and deliver all related documentation and take such other action in support of the Sale of the Company as shall reasonably be requested by the Company; and

v.           except for this Agreement, agrees that it shall not deposit any shares of capital stock or other securities beneficially owned by such Common Holder in a voting trust or subject any such shares of capital stock or other securities to any arrangement or agreement with respect to the voting of such shares of capital stock or other securities.

Notwithstanding the foregoing, the Common Holder shall not be required to perform the obligations described by this Section 1(a) unless:

i.            the consideration to be received by the stockholders of the Company is distributed to such stockholders pursuant to the terms and conditions of Article IV.B.2 of the Certificate of Incorporation of the Company and consists solely of cash and Marketable Securities (as defined below);

ii.           the liability of such Common Holder under the agreement governing the Sale of the Company is several and not joint and several;

iii.          such Common Holder shall have no liability under the agreement governing such Sale of the Company for any breaches of the representations, warranties or covenants of any other stockholder contained therein;

iv.          any obligations of such Common Holder under the agreement governing such Sale of the Company and the related escrow agreement (if any) (in each case, in its capacity as a stockholder of the Company) shall be borne pro rata among the stockholders based on the proceeds and assets payable to such Common Holder in such Sale of the Company (other than indemnification obligations with respect to the Individual Representations and Obligations (as defined below) given or made by such Common Holder, which obligations shall be borne solely by such Common Holder) and shall in no event exceed the actual proceeds and assets received by such Common Holder in such Sale of the Company;

v.           such Common Holder is not required to make any representations or warranties or covenants in connection with such Sale of the Company except with respect to (A) subject to the provisions of subsections (ii), (iii) and (iv) above, customary stockholder indemnities for breaches of representations, warranties, covenants and agreements, (B) such Common Holder’s ownership of Company securities, (C) such Common Holder’s ability to convey title thereto free and clear of any liens, encumbrances or adverse claims, (D) such Common Holder’s ability to enter into the Sale of the Company, (E) such Common Holder’s power and organization, including enforceability, authority and absence of consents, (F) absence of brokerage fees with respect to such Common Holder, and (G) reasonable covenants regarding confidentiality and publicity restrictions by such Common Holder (clauses (B) through (G), the “Individual Representations and Obligations”); and

vi.          if any other Common Holder is given an option as to the form of consideration to be received, such Common Holder shall be given the same option.

For purposes of this Agreement, the term “Marketable Securities” shall mean securities that are both (x) not subject to an underwriter lock-up or similar trading or contractual restriction on transfer and are traded on a national securities exchange, NASDAQ or over-the-counter and (y) immediately saleable by the holder thereof without restriction as to volume or other limitation imposed by United States securities laws, rules and regulations (including, without limitation, those securities (1) registered under the Securities Act of 1933, as amended (the “Act”), and immediately saleable without restriction by the holder thereof or (2) either (A) transferable by the holder thereof (together with any affiliate of such holder with whom such holder must aggregate its sales under Rule 144 of the Act) in any and all three (3) month periods without registration pursuant to Rule 144 under the Act, (B) transferable by the holder thereof without restriction under Rule 145 of the Act, or (C) immediately transferable by the holder thereof under a then effective resale registration under the Act).

(b)           Grant of Proxy. Upon the failure of the Common Holder to vote its Shares in accordance with the terms of this Section 1, such Common Holder hereby grants to a stockholder designated by the Board a proxy coupled with an interest in all Common Stock owned by such Common Holder, which proxy shall be irrevocable until this Section 1 terminates pursuant to its terms or this Section 1(i) is amended to remove such grant of proxy in accordance with this Agreement, to vote all such Common Stock in the manner provided in this Section 1.

(c)           Manner of Voting. The voting of shares pursuant to this Section 1 may be effected in person, by proxy, by written consent or in any other manner permitted by applicable law.

(d)           Stock Splits, Stock Dividends, etc. In the event of any issuance of shares of the Company’s voting securities hereafter to the Common Holder (including, without limitation, in connection with any stock split, stock dividend, recapitalization, reorganization or the like), such shares shall become subject to this Section 1 and shall be endorsed with the legend set forth in Section 3(f).

(e)           Specific Enforcement. It is agreed and understood that monetary damages would not adequately compensate the Company for the breach of this Section 1 by the Common

Holder, that this Section 1 shall be specifically enforceable and that any breach or threatened breach of this Section 1 shall be the proper subject of a temporary or permanent injunction or restraining order. Further, the Common Holder waives any claim or defense that there is an adequate remedy at law for such breach or threatened breach.

(f)            Execution by the Company. The Company, by its execution in the space provided below, agrees that it will cause the certificates evidencing the Common Stock to bear the legend required by Section 3(f) hereof, and it shall supply, free of charge, a copy of this Agreement to any holder of a certificate evidencing shares of capital stock of the Company upon written request from such holder to the Company at its principal office. The parties hereto do hereby agree that the failure to cause the certificates evidencing the Common Stock to bear the legend required by Section 3(f) hereof and/or failure of the Company to supply, free of charge, a copy of this Agreement, as provided under this Section 1(f), shall not affect the validity or enforcement of this Agreement.

2.             Transfers; Additional Equity.

(a)           Prohibited Transfers. The Common Holder shall not sell, assign, transfer, pledge, hypothecate or otherwise encumber or dispose of in any way, all of any part of any interest in the Common Stock, except (i) to the extent the Common Holder has complied with the provisions of Section 5.4 of the By Laws of the Company establishing a right of first offer in the Company in connection with any sale of the Common Stock, and (ii) to the extent the Common Holder is not selling the Common Stock to the Company pursuant to Section 5.4 of the By Laws, the Common Holder shall have furnished the Company (A) with a detailed statement of the circumstances surrounding the proposed disposition, and (B) with an opinion of counsel reasonably satisfactory to the Company that such disposition will not require registration of the Common Stock under the Act. Any sale, assignment, transfer, pledge, hypothecation or other encumbrance or disposition of Common Stock not made in conformance with this Agreement or the Bylaws of the Company shall be null and void, shall not be recorded on the books of the Company and shall not be recognized by the Company.

(b)           No Transfers to Competitors. Notwithstanding anything to the contrary set forth herein or in the Bylaws, the Common Holder shall not, under any circumstances, transfer any of the Common Stock to a Competitor of the Company. For purposes of this Agreement, the term “Competitor” shall mean any company whose business includes on-line or electronic system functionality for foreign exchange trading through which two or more banks, investment banks, or other foreign exchange dealers provide pricing information in respect of, and the ability to execute, foreign exchange trades predominantly with institutional clients such as institutional or governmental investors, institutional advisors or corporations.

(c)           Effect of Change in Company’s Capital Structure. If, from time to time, the Company pays a stock dividend or effects a stock split or other change in the character or amount of any of the outstanding stock of the Company, then, in such event, any and all new, substituted or additional securities to which a Common Holder is entitled by reason of such

Common Holder’s ownership of the Common Stock shall be immediately subject to the rights and obligations set forth in this Agreement with the same force and effect as the stock subject to such rights immediately before such event.

3.             General Provisions.

(a)           Further Instruments and Actions. The parties hereto agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement. Each party agrees to cooperate affirmatively with the other to enforce rights and obligations pursuant hereto.

(b)           Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified; (ii) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; if not, then on the next business day; (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. The occurrence of the events set forth in subsections (i) through (iv) above shall constitute “Delivery” of notice. All communications shall be sent to the respective parties at the addresses set forth on the signature pages attached hereto (or at such other addresses as shall be specified by notice given in accordance with this Section 3(b)).

(c)           Amendments and Waivers. Any term of this Agreement may be amended only with the written consent of the Company and the Common Holder and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the party whose right is waived. Any amendment or waiver effected in accordance with this paragraph shall be binding upon the parties hereto and their respective successors and assigns. Except as permitted by Section 3(e) hereof, no person shall become a party to this Agreement other than as set forth in subsection 1 (f)(ii) above or by an amendment to this Agreement effected in accordance with this Section 3(c).

(d)           Termination. The rights and obligations of the parties under this Agreement shall terminate and be of no further force or effect upon (a) the consummation of the Company’s sale of its Common Stock or other securities pursuant to a firm commitment underwritten registration statement under the Securities Act of 1933, as amended (other than a registration statement relating either to sale of securities to employees of the Company pursuant to its stock option, stock purchase or similar plan or a SEC Rule 145 transaction), or (b) the consummation of a Liquidation Event, as that term is defined in the Certificate (as amended from time to time).

(e)           Additional parties. In addition to any restriction on transfer that may be imposed by any other agreement by which any party hereto may be bound, this Agreement shall be binding upon the parties, their respective heirs, successors, transferees and assigns and to such additional individuals or entities that may become stockholders of the Company and that desire to become parties hereto; provided that, for any such transfer to be deemed effective, the transferee shall have executed and delivered (i) a counterpart signature page to this Agreement and (ii) an Adoption Agreement. Upon the execution and delivery of an executed counterpart signature page and an Adoption Agreement by a transferee reasonably acceptable to the Company, such transferee shall be deemed a party hereto as if such transferee’s signature appeared on the signature pages hereto. By its execution hereof or any Adoption Agreement, each of the parties hereto appoints the Company as its attorney-in-fact for the purpose of executing any Adoption Agreement which may be required to be delivered hereunder.

(f)              Legends. Each certificate representing existing or replacement certificate for shares now owned or hereafter acquired by any Common Holder shall bear the following legend:

The shares evidenced hereby are subject to a Stockholder’s Agreement by and between the Corporation and certain holders of stock of the Corporation and by accepting any interest in such shares the person accepting such interest shall be deemed to have agreed to and shall become bound by all the provisions of said Stockholder’s Agreement, including, without limitation, the voting obligations set forth therein. The sale, pledge, hypothecation, assignment or transfer of the securities represented by this certificate are subject to the terms and conditions of the Stockholder’s Agreement. Copies of such Agreement may be obtained upon written request to the Secretary of the Corporation.

(g)             Confidentiality.

i.              For purposes of this Section 3(g), “Confidential Information” shall include the following oral, written, graphic, or machine readable information (whether received before, on or after the date hereof and regardless of the manner in which received):

(A)          the terms of this Agreement, as amended from time to time, and any other documentation relating to the existence, organization, or governance of the Company;

(B)           all matters identified as confidential or proprietary by the Company relating to the Company’s plans, operations, or undertakings, including the current or proposed business plans or technology requirements or capabilities of the Company, information relating to patents, patent applications, research product plans, products, developments, inventions, processes, designs, drawings, engineering, formulae, markets, software (including source and object code), hardware configuration, computer programs, algorithms, analyses, compilations, studies, agreements with third parties, services, customers, marketing or finances, and any other confidential information received by the Common Holder from the Company;

(C)           the identity of any third-party with whom the Company has entered into any business relationship, or with whom the Company is negotiating or has negotiated for the purpose of entering into any business relationship, the status of any such negotiations, and any confidential information (including, without limitation, any technology information) provided by such third-party to the Company from time to time; and

(D)          any other information that is furnished to the Common Holder by or on behalf of the Company that is either marked “confidential” or is by its nature intended to be for the knowledge of the recipient alone;

provided that “Confidential Information” shall not include information which (1) was or becomes generally available to the public, other than as a result of a disclosure in breach hereof; (2) was or becomes available to the Common Holder on a non-confidential basis from a source other than the Company, provided that the source of such information is not known by the Common Holder to be bound by a confidentiality agreement with the Company or otherwise prohibited from transmitting the information to the Common Holder by a contractual, legal, or fiduciary obligation; or (3) is disclosed with the prior written approval of the Company.

ii.             The Common Holder agrees to use the same degree of care as a reasonable person would use to protect its own confidential information to keep all Confidential Information secret and confidential and shall not disclose any such Confidential Information to a third party; provided that any such information may be disclosed to the Common Holder’s legal counsel, accountants, consultants or representatives (each of the foregoing persons, a “Permitted Disclosee”) who need to know such information for the purposes of, and whose use of such information shall be restricted to, assisting or advising the Company or evaluating such Common Holder’s investment in the Company, but only to the extent that such Permitted Disclosees are subject to confidentiality obligations substantially comparable in scope to this Section 3(g).

iii.            The Common Holder agrees that if it ceases to be a Common Holder and is not otherwise bound by comparable restrictions with any successor to the Company, it will, upon request by the Company, use reasonable efforts to either (A) hand over to the Company all Confidential Information in tangible form in its possession or (B) destroy all of the Confidential Information in tangible form in its possession and provide a certification in writing to the Company of such destruction, and in each case, not keep any copies thereof, except where such Holder is required by applicable law or regulation to retain such copies (in which case such copies shall continue to be Confidential Information).

iv.            Notwithstanding anything to the contrary herein, the Common Holder or Permitted Disclosee may disclose Confidential Information hereunder required to be disclosed by it by applicable law or regulation, or pursuant to a subpoena or order of a court or regulatory, self-regulatory or legislative body of competent jurisdiction, or in connection with any regulatory report, audit, inquiry or other request for information from a regulatory, self-regulatory or legislative body of competent jurisdiction. In the event that such Common Holder or, to the knowledge of such Common Holder, a Permitted Disclosee receives a request to disclose any Confidential Information under such subpoena, order or otherwise, such Common Holder will, if permitted to do so under applicable Law, (a) promptly notify the Company thereof; (b) consult, or request that such Permitted Disclosee consult, with the Company on the advisability of taking steps to resist or narrow such request; and (c) if disclosure is required or deemed advisable, use commercially reasonable efforts to cooperate with the Company, or request that such Permitted Disclosee cooperate, in any attempt that it may make to obtain an order or other reliable assurance that confidential treatment will be accorded to designated portions of the Confidential Information. The Company agrees to reimburse such Common Holder or Permitted Disclosee for its reasonable expenses, including the reasonable fees and expenses of its counsel, in connection with action taken pursuant to this Section 3(g).

v.             The obligations contained in this Section 3(g) shall survive the termination of this Agreement, whether such termination is generally or in respect of a particular Common Holder, except to the extent that the Board determines otherwise.

vi.            This Section 3(g) supersedes in its entirety any prior confidentiality or non-disclosure agreements between the Company on the one hand and any Common Holder or related party thereto (in its capacity as a stockholder or prospective stockholder) on the other.

(h)           Captions. The captions, headings and arrangements used in this Agreement are for convenience only and do not in any way limit or amplify the terms and provisions hereof.

(i)            Entire Agreement; Governing Law. This Agreement contains the entire understanding of the parties hereto with respect to the subject matter hereof and supersedes all other agreements between or among any of the parties with respect to the subject matter hereof. This Agreement shall be interpreted under the laws of the State of Delaware without regard to conflict of law principles.

(j)            Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

(k)           Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this Stockholder’s Agreement as of August 22, 2008.

FX ALLIANCE INC.

/s/ John W. Cooley
By:	John W. Cooley
Title:	CFO

GERALD D. PUTNAM, JR.

/s/ Gerald D. Putnam

Address:	326 Essex Rd
Kenilworth IL 60043